As filed with the Securities and Exchange Commission on February 5, 2021

Registration No. 333-231369

Registration No. 333-231368

Registration No. 333-228177

Registration No. 333-218129

Registration No. 333-218128

Registration No. 333-214476

Registration No. 333-206802

Registration No. 333-181204

Registration No. 333-133601-99

Registration No. 333-107451-99

Registration No. 333-107450-99

Registration No. 033-62394-99

Registration No. 333-80511-99

Registration No. 033-46724-99

Registration No. 333-25857-99

Registration No. 333-133599-99

Registration No. 333-17407-99

Registration No. 033-57675-99

Registration No. 333-181204

Registration No. 333-179329

Registration No. 333-53912-99

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-231369

FORM S-8 REGISTRATION STATEMENT NO. 333-231368

FORM S-8 REGISTRATION STATEMENT NO. 333-228177

FORM S-8 REGISTRATION STATEMENT NO. 333-218129

FORM S-8 REGISTRATION STATEMENT NO. 333-218128

FORM S-8 REGISTRATION STATEMENT NO. 333-214476

FORM S-8 REGISTRATION STATEMENT NO. 333-206802

FORM S-8 REGISTRATION STATEMENT NO. 333-181204

FORM S-8 REGISTRATION STATEMENT NO. 333-179329

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-181204

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-133601-99

FORM S-8 REGISTRATION STATEMENT NO. 333-107451-99

FORM S-8 REGISTRATION STATEMENT NO. 333-107450-99

FORM S-8 REGISTRATION STATEMENT NO. 333-133599-99

FORM S-8 REGISTRATION STATEMENT NO. 333-53912-99

POST-EFFECTIVE AMENDMENT NO. 4 TO

FORM S-8 REGISTRATION STATEMENT NO. 033-62394-99

FORM S-8 REGISTRATION STATEMENT NO. 333-80511-99

FORM S-8 REGISTRATION STATEMENT NO. 033-46724-99

FORM S-8 REGISTRATION STATEMENT NO. 333-25857-99

FORM S-8 REGISTRATION STATEMENT NO. 333-17407-99

FORM S-8 REGISTRATION STATEMENT NO. 033-57675-99

UNDER

THE SECURITIES ACT OF 1933

NOBLE HOLDING CORPORATION plc

(Exact name of registrant as specified in its charter)

England and Wales	98-0619597
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

13135 Dairy Ashford, Suite 800

Sugar Land, Texas

(281) 276-6100

(Address of principal executive offices)

NOBLE CORPORATION PLC 2017 DIRECTOR OMNIBUS PLAN

NOBLE CORPORATION PLC 2015 OMNIBUS INCENTIVE PLAN

NOBLE CORPORATION 1992 NONQUALIFIED STOCK OPTION AND RESTRICTED SHARE PLAN FOR NON-EMPLOYEE DIRECTORS

NOBLE CORPORATION 1992 NONQUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

NOBLE CORPORATION 1991 STOCK OPTION AND RESTRICTED STOCK PLAN

NOBLE CORPORATION EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

NOBLE DRILLING CORPORATION 401(k) SAVINGS RESTORATION PLAN

(Full title of the Plans)

Richard B. Barker

Senior Vice President and Chief Financial Officer

13135 Dairy Ashford, Suite 800

Sugar Land, Texas

(281) 276-6100

(Name, address and telephone number of agent for service)

Copies to:

William E. Turcotte

Senior Vice President, General Counsel and Corporate Secretary

Noble Corporation plc

13135 South Dairy Ashford

Sugar Land, Texas 77478

Frank Bayouth

Skadden, Arps, Slate, Meagher & Flom LLP

1000 Louisiana Street, Suite 6800

Houston, Texas 77002

(713) 655-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) filed by Noble Holding Corporation plc, f/k/a Noble Corporation plc (the “Registrant”), deregister all of the Registrant’s ordinary shares, nominal value $0.01 per share (the “Shares”), remaining unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement on Form S-8 (No. 333-231369), which was filed with the Commission on May 10, 2019, registering Shares issuable under the Registrant’s 2017 Director Omnibus Plan.

•	Registration Statement on Form S-8 (No. 333-231368), which was filed with the Commission on May 10, 2019, registering Shares issuable under the Registrant’s 2015 Omnibus Incentive Plan.

•	Registration Statement on Form S-8 (No. 333-228177), which was filed with the Commission on November 5, 2018, registering Shares issuable under the Registrant’s 2015 Omnibus Incentive Plan.

•	Registration Statement on Form S-8 (No. 333-218129), which was filed with the Commission on May 19, 2017, registering Shares issuable under the Registrant’s 2017 Director Omnibus Plan.

•	Registration Statement on Form S-8 (No. 333-218128), which was filed with the Commission on May 19, 2017, registering Shares issuable under the Registrant’s 2015 Omnibus Incentive Plan.

•	Registration Statement on Form S-8 (No. 333-214416), which was filed with the Commission on November 6, 2016, registering Shares issuable under the Registrant’s 2015 Omnibus Incentive Plan.

•	Registration Statement on Form S-8 (No. 333-206802), which was filed with the Commission on September 8, 2015, registering Shares issuable under the Registrant’s 2015 Omnibus Incentive Plan.

•

Registration Statement on Form S-8 (No. 333-181204), which was filed with the Commission on November 20, 2013, registering Shares issuable under the Registrant’s 1991 Stock Option and Restricted Stock Plan.

•

Registration Statement on Form S-8 (No. 333-133601-99), which was filed with the Commission on November 20, 2013, registering Shares issuable under the Registrant’s 1992 Nonqualified Stock Option and Restricted Share Plan for Non-Employee Directors.

•

Registration Statement on Form S-8 (No. 333-107451-99), which was filed with the Commission on November 20, 2013, registering Shares issuable under the Registrant’s 1992 Nonqualified Stock Option Plan for Non-Employee Directors.

•

Registration Statement on Form S-8 (No. 333-107450-99), which was filed with the Commission on November 20, 2013, registering Shares issuable under the Registrant’s 1991 Stock Option and Restricted Stock Plan.

•

Registration Statement on Form S-8 (No. 033-62394-99), which was filed with the Commission on November 20, 2013, registering Shares issuable under the Registrant’s 1992 Nonqualified Stock Option and Restricted Share Plan for Non-Employee Directors.

•

Registration Statement on Form S-8 (No. 333-80511-99), which was filed with the Commission on November 20, 2013, registering Shares issuable under the Registrant’s 1991 Stock Option and Restricted Stock Plan.

•

Registration Statement on Form S-8 (No. 033-46724-99), which was filed with the Commission on November 20, 2013, registering Shares issuable under the Registrant’s 1991 Stock Option and Restricted Stock Plan.

•

Registration Statement on Form S-8 (No. 333-25857-99), which was filed with the Commission on November 20, 2013, registering Shares issuable under the Registrant’s 1991 Stock Option and Restricted Stock Plan.

•

Registration Statement on Form S-8 (No. 333-133599-99), which was filed with the Commission on November 20, 2013, registering Shares issuable under the Registrant’s Equity Compensation Plan for Non-Employee Directors.

•

Registration Statement on Form S-8 (No. 333-17407-99), which was filed with the Commission on November 20, 2013, registering Shares issuable under the Registrant’s Equity Compensation Plan for Non-Employee Directors.

•

Registration Statement on Form S-8 (No. 033-57675-99), which was filed with the Commission on November 20, 2013, registering Shares issuable under the Registrant’s 1991 Stock Option and Restricted Stock Plan.

•	Registration Statement on Form S-8 (No. 333-181204), which was filed with the Commission on May 7, 2012, registering Shares issuable under the Registrant’s 1991 Stock Option and Restricted Stock Plan.

•

Registration Statement on Form S-8 (No. 333-179329), which was filed with the Commission on February 3, 2012, registering Shares issuable under the Registrant’s 1991 Stock Option and Restricted Stock Plan.

•	Registration Statement on Form S-8 (No. 333-53912-99), which was filed with the Commission on March 27, 2009, registering Shares issuable under the Registrant’s 401(k) Savings Restoration Plan.

As previously disclosed, on July 31, 2020, the Registrant and certain of its direct and indirect subsidiaries (the “Debtors”) commenced voluntary cases under chapter 11 of title 11 of the United States Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas. The Chapter 11 Cases are jointly administered under the caption In re Noble Corporation plc (n/k/a Noble Holding Corporation plc), et al., Case No. 20-33826.

As a result of the Chapter 11 Cases, the Registrant has terminated all offerings of Shares pursuant to the Registration Statements. Effective upon filing of these Post-Effective Amendments, the Registrant hereby removes from registration all such Shares that are registered but unsold under the Registration Statements, if any. Effective upon filing of these Post-Effective Amendments, the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such Shares, and the Registrant hereby terminates the effectiveness of the Registration Statements.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused each of these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on February 5, 2021.

NOBLE HOLDING CORPORATION plc

By:	/s/ Richard B. Barker
Name: Richard B. Barker
Title: Senior Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.